       1                      Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

    SUPPLEMENT NO. 23 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to less than 1 year ................... Float%

INITIAL FIXING DATE:          11/24/95

INITIAL PAYMENT DATE:         12/29/95

MATURITY DATE:           11/29/96

DAYCOUNT:                ACTUAL/360

INDEX:                   1 MONTH LIBOR + 0.03%

SOURCE:                  TELERATE PAGE 3750

RESET FREQUENCY:              MONTHLY

PAYMENT FREQUENCY:       MONTHLY

PAYMENT: MONTHLY. PAYS THE 29TH OR NEXT GOOD BUSINESS DAY OF EACH MONTH. COMMENCING 12/2
9/95.

INTEREST DETERMINATION:       MONTHLY RESET, PAID
                         MONTHLY - SOURCE: TELERATE p. 3750, 2 LONDON
                         BUSINESS DAY PRIOR TO PERIOD END DATES

REDEMPTION:                   NON-CALL LIFE

DATE OF SALE:            November 22, 1995